Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Oracle Announces Fiscal 2024 First Quarter Financial Results

•
Q1 GAAP Earnings per Share $0.86, Non-GAAP Earnings per Share $1.19
•
Q1 Total Revenue $12.5 billion, up 9% in USD, up 8% in constant currency
•
Q1 Cloud Revenue (IaaS plus SaaS) $4.6 billion, up 30% in USD, up 29% in constant currency
•
Q1 Cloud Infrastructure (IaaS) Revenue $1.5 billion, up 66% in USD, up 64% in constant currency
•
Q1 Cloud Application (SaaS) Revenue $3.1 billion, up 17% in USD, up 17% in constant currency
•
Q1 Fusion Cloud ERP (SaaS) Revenue $0.8 billion, up 21% in USD, up 20% in constant currency
•
Q1 NetSuite Cloud ERP (SaaS) Revenue $0.7 billion, up 21% in USD, up 21% in constant currency

AUSTIN, Texas, September 11, 2023 -- Oracle Corporation (NYSE: ORCL) today announced fiscal 2024 Q1 results. Total quarterly revenues were up 9% year-over-year in USD and up 8% in constant currency to $12.5 billion. Cloud services and license support revenues were up 13% in USD and up 12% in constant currency to $9.5 billion. Cloud license and on-premise license revenues were down 10% in USD and down 11% in constant currency to $0.8 billion.

Q1 GAAP operating income was $3.3 billion. Non-GAAP operating income was $5.1 billion, up 13% in USD and up 12% in constant currency. GAAP operating margin was 26%, and non-GAAP operating margin was 41%. GAAP net income was $2.4 billion. Non-GAAP net income was $3.4 billion, up 19% in USD and up 17% in constant currency. Q1 GAAP earnings per share was $0.86 while non-GAAP earnings per share was $1.19, up 16% in USD and up 14% in constant currency.

Short-term deferred revenues were $11.1 billion. Q1 operating cash flow was $7.0 billion, up 9%, and Q1 free cash flow was $5.7 billion, up 21%.

“Oracle Cloud Infrastructure revenue grew 66% in Q1, much faster than our hyperscale cloud infrastructure competitors,” said Oracle CEO, Safra Catz. “Total cloud services revenue, Infrastructure plus Applications, grew 30% to $4.6 billion in the quarter. Oracle Cloud Services plus License Support revenue now accounts for 77% of Oracle’s total revenue. This highly-predictable, highly-profitable recurring revenue stream—combined with continued expense discipline—drove 16% growth in non-GAAP earnings per share, 21% growth in free cash flow, and $7.0 billion in operating cash flow in the Q1.”

“Is Generative AI the most important new computer technology ever? Maybe!,” said Oracle Chairman and CTO, Larry Ellison. “Self-driving cars, molecular drug design, voice user interfaces—billions of dollars are being invested in AI. As of today, AI development companies have signed contracts to purchase more than $4 billion of capacity in Oracle’s Gen2 Cloud. That’s twice as much as we had booked at the end of Q4. The largest AI technology companies and the leading AI startups continue to expand their business with Oracle for one simple reason—Oracle’s RDMA interconnected NVIDIA Superclusters train AI models at twice the speed and less than half the cost of other clouds.”

The board of directors declared a quarterly cash dividend of $0.40 per share of outstanding common stock. This dividend will be paid to stockholders of record as of the close of business on October 12, 2023, with a payment date of October 26, 2023.

•
A sample list of customers which purchased Oracle Cloud services during the quarter will be available at www.oracle.com/customers/earnings/.
•
A list of recent technical innovations and announcements is available at www.oracle.com/news/.
•
To learn what industry analysts have been saying about Oracle’s products and services see www.oracle.com/corporate/analyst-reports/.

Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 4:00 p.m. Central. A live and replay webcast will be available on the Oracle Investor Relations website at www.oracle.com/investor/.

About Oracle

Oracle offers integrated suites of applications plus secure, autonomous infrastructure in the Oracle Cloud. For more information about Oracle (NYSE: ORCL), please visit us at www.oracle.com.

# # #

Trademarks

Oracle, Java, MySQL and NetSuite are registered trademarks of Oracle Corporation. NetSuite was the first cloud company—ushering in the new era of cloud computing.

"Safe Harbor" Statement: Statements in this press release relating to the predictability and profitability of Oracle Cloud Services plus License Support revenue and the importance of Generative AI, are "forward-looking statements" and are subject to material risks and uncertainties. Risks and uncertainties that could affect our current expectations and our actual results, include, among others: our ability to develop new products and services, integrate acquired products and services and enhance our existing products and services; our management of complex cloud and hardware offerings, including the sourcing of technologies and technology components; significant coding, manufacturing or configuration errors in our offerings; risks associated with acquisitions; economic, political and market conditions; information technology system failures, privacy and data security concerns; cybersecurity breaches; unfavorable legal proceedings, government investigations, and complex and changing laws and regulations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on the Oracle Investor Relations website at www.oracle.com/investor/. All information set forth in this press release is current as of September 11, 2023. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q1 FISCAL 2024 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended August 31,				% Increase	% Increase (Decrease)
	2023	% of Revenues	2022	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$9,547	77%	$8,417	73%	13%	12%
Cloud license and on-premise license	809	6%	904	8%	(10%)	(11%)
Hardware	714	6%	763	7%	(6%)	(8%)
Services	1,383	11%	1,361	12%	2%	1%
Total revenues	12,453	100%	11,445	100%	9%	8%
OPERATING EXPENSES
Cloud services and license support	2,179	18%	1,735	15%	26%	25%
Hardware	219	2%	249	2%	(12%)	(14%)
Services	1,212	10%	1,053	9%	15%	14%
Sales and marketing	2,026	16%	2,177	19%	(7%)	(8%)
Research and development	2,216	18%	2,093	19%	6%	6%
General and administrative	393	3%	411	4%	(4%)	(5%)
Amortization of intangible assets	763	6%	919	8%	(17%)	(17%)
Acquisition related and other	11	0%	41	0%	(72%)	(72%)
Restructuring	138	1%	144	1%	(4%)	(1%)
Total operating expenses	9,157	74%	8,822	77%	4%	3%
OPERATING INCOME	3,296	26%	2,623	23%	26%	23%
Interest expense	(872)	(7%)	(787)	(7%)	11%	11%
Non-operating expenses, net	(49)	0%	(180)	(1%)	(73%)	(74%)
INCOME BEFORE INCOME TAXES	2,375	19%	1,656	15%	43%	39%
Benefit from (provision for) income taxes	45	0%	(108)	(1%)	*	*
NET INCOME	$2,420	19%	$1,548	14%	56%	52%
EARNINGS PER SHARE:
Basic	$0.89		$0.58
Diluted	$0.86		$0.56
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,728		2,685
Diluted	2,823		2,747

(1)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2023, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended August 31, 2023 compared with the corresponding prior year period increased our total revenues by 1 percentage point, total operating expenses by 1 percentage point and operating income by 3 percentage points.

*	Not meaningful

ORACLE CORPORATION

Q1 FISCAL 2024 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended August 31,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2023 GAAP	Adj.	2023 Non-GAAP	2022 GAAP	Adj.	2022 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$12,453	$—	$12,453	$11,445	$—	$11,445	9%	9%	8%	8%
TOTAL OPERATING EXPENSES	$9,157	$(1,761)	$7,396	$8,822	$(1,854)	$6,968	4%	6%	3%	5%
Stock-based compensation (3)	849	(849)	—	750	(750)	—	13%	*	13%	*
Amortization of intangible assets (4)	763	(763)	—	919	(919)	—	(17%)	*	(17%)	*
Acquisition related and other	11	(11)	—	41	(41)	—	(72%)	*	(72%)	*
Restructuring	138	(138)	—	144	(144)	—	(4%)	*	(1%)	*
OPERATING INCOME	$3,296	$1,761	$5,057	$2,623	$1,854	$4,477	26%	13%	23%	12%
OPERATING MARGIN %	26%		41%	23%		39%	355 bp.	150 bp.	327 bp.	140 bp.
INCOME TAX EFFECTS (5)	$45	$(823)	$(778)	$(108)	$(574)	$(682)	*	14%	*	13%
NET INCOME	$2,420	$938	$3,358	$1,548	$1,280	$2,828	56%	19%	52%	17%
DILUTED EARNINGS PER SHARE	$0.86		$1.19	$0.56		$1.03	52%	16%	48%	14%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,823	—	2,823	2,747	—	2,747	3%	3%	3%	3%

(1)
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2023, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.
(3)
Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended August 31, 2023			Three Months Ended August 31, 2022
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$111	$(111)	$—	$91	$(91)	$—
Hardware	5	(5)	—	4	(4)	—
Services	34	(34)	—	25	(25)	—
Sales and marketing	135	(135)	—	124	(124)	—
Research and development	484	(484)	—	422	(422)	—
General and administrative	80	(80)	—	84	(84)	—
Total stock-based compensation	$849	$(849)	$—	$750	$(750)	$—

(4)
Estimated future annual amortization expense related to intangible assets as of August 31, 2023 was as follows:

Remainder of fiscal 2024	$2,231
Fiscal 2025	2,283
Fiscal 2026	1,620
Fiscal 2027	664
Fiscal 2028	635
Fiscal 2029	561
Thereafter	1,080
Total intangible assets, net	$9,074

(5)
Income tax effects were calculated reflecting an effective GAAP tax rate of (1.9%) and 6.5% in the first quarter of fiscal 2024 and 2023, respectively, and an effective non-GAAP tax rate of 18.8% and 19.4% in the first quarter of fiscal 2024 and 2023, respectively. The difference in our GAAP and non-GAAP tax rates in each of the first quarter of fiscal 2024 and 2023 was primarily due to the net tax effects related to stock-based compensation expense and acquisition related and other items, including the tax effects on amortization of intangible assets and restructuring expense, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure.

*	Not meaningful

ORACLE CORPORATION

Q1 FISCAL 2024 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	August 31, 2023	May 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$11,613	$9,765
Marketable securities	470	422
Trade receivables, net	6,519	6,915
Prepaid expenses and other current assets	3,564	3,902
Total Current Assets	22,166	21,004
Non-Current Assets:
Property, plant and equipment, net	17,644	17,069
Intangible assets, net	9,074	9,837
Goodwill, net	62,206	62,261
Deferred tax assets	12,243	12,226
Other non-current assets	13,329	11,987
Total Non-Current Assets	114,496	113,380
TOTAL ASSETS	$136,662	$134,384
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable and other borrowings, current	$4,499	$4,061
Accounts payable	1,034	1,204
Accrued compensation and related benefits	1,818	2,053
Deferred revenues	11,120	8,970
Other current liabilities	6,886	6,802
Total Current Liabilities	25,357	23,090
Non-Current Liabilities:
Notes payable and other borrowings, non-current	84,442	86,420
Income taxes payable	11,201	11,077
Deferred tax liabilities	5,281	5,772
Other non-current liabilities	7,540	6,469
Total Non-Current Liabilities	108,464	109,738
Stockholders’ Equity	2,841	1,556
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$136,662	$134,384

ORACLE CORPORATION

Q1 FISCAL 2024 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Three Months Ended August 31,
	2023	2022
Cash Flows From Operating Activities:
Net income	$2,420	$1,548
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	712	547
Amortization of intangible assets	763	919
Deferred income taxes	(517)	(344)
Stock-based compensation	849	750
Other, net	169	156
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in trade receivables, net	380	761
Decrease in prepaid expenses and other assets	269	44
Decrease in accounts payable and other liabilities	(457)	(166)
Increase in income taxes payable	69	145
Increase in deferred revenues	2,317	2,034
Net cash provided by operating activities	6,974	6,394
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(333)	(57)
Proceeds from sales and maturities of marketable securities and other investments	85	138
Acquisitions, net of cash acquired	—	(27,798)
Capital expenditures	(1,314)	(1,719)
Net cash used for investing activities	(1,562)	(29,436)
Cash Flows From Financing Activities:
Payments for repurchases of common stock	(150)	(552)
Proceeds from issuances of common stock	308	515
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(1,060)	(829)
Payments of dividends to stockholders	(1,091)	(860)
Repayments of commercial paper	(562)	—
Proceeds from issuances of senior notes and other borrowings, net of issuance costs	—	20,046
Repayments of senior notes and other borrowings	(1,000)	(5,883)
Other, net	27	(127)
Net cash (used for) provided by financing activities	(3,528)	12,310
Effect of exchange rate changes on cash and cash equivalents	(36)	(203)
Net increase (decrease) in cash and cash equivalents	1,848	(10,935)
Cash and cash equivalents at beginning of period	9,765	21,383
Cash and cash equivalents at end of period	$11,613	$10,448

ORACLE CORPORATION

Q1 FISCAL 2024 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING 4-QUARTERS (1)

($ in millions)

	Fiscal 2023				Fiscal 2024
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$10,542	$15,073	$15,503	$17,165	$17,745

Capital Expenditures	(5,168)	(6,678)	(8,205)	(8,695)	(8,290)

Free Cash Flow	$5,374	$8,395	$7,298	$8,470	$9,455

Operating Cash Flow % Growth over prior year	(31%)	47%	49%	80%	68%

Free Cash Flow % Growth over prior year	(57%)	18%	11%	68%	76%

GAAP Net Income	$5,808	$8,797	$8,373	$8,503	$9,375

Operating Cash Flow as a % of Net Income	182%	171%	185%	202%	189%

Free Cash Flow as a % of Net Income	93%	95%	87%	100%	101%

(1)
To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

Q1 FISCAL 2024 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2023					Fiscal 2024
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES BY OFFERINGS
Cloud services	$3,579	$3,813	$4,053	$4,437	$15,881	$4,635				$4,635
License support	4,838	4,785	4,870	4,933	19,426	4,912				4,912
Cloud services and license support	8,417	8,598	8,923	9,370	35,307	9,547				9,547
Cloud license and on-premise license	904	1,435	1,288	2,152	5,779	809				809
Hardware	763	850	811	850	3,274	714				714
Services	1,361	1,392	1,376	1,465	5,594	1,383				1,383
Total revenues	$11,445	$12,275	$12,398	$13,837	$49,954	$12,453				$12,453
AS REPORTED REVENUE GROWTH RATES
Cloud services	45%	43%	45%	54%	47%	30%				30%
License support	(1%)	(2%)	0%	4%	0%	2%				2%
Cloud services and license support	14%	14%	17%	23%	17%	13%				13%
Cloud license and on-premise license	11%	16%	0%	(15%)	(2%)	(10%)				(10%)
Hardware	0%	11%	2%	(1%)	3%	(6%)				(6%)
Services	74%	74%	74%	76%	75%	2%				2%
Total revenues	18%	18%	18%	17%	18%	9%				9%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Cloud services	50%	48%	48%	55%	50%	29%				29%
License support	4%	4%	3%	6%	4%	0%				0%
Cloud services and license support	20%	20%	20%	25%	21%	12%				12%
Cloud license and on-premise license	19%	23%	4%	(14%)	2%	(11%)				(11%)
Hardware	5%	16%	4%	1%	6%	(8%)				(8%)
Services	84%	83%	80%	78%	81%	1%				1%
Total revenues	23%	25%	21%	18%	22%	8%				8%
CLOUD SERVICES AND LICENSE SUPPORT REVENUES BY ECOSYSTEM
Applications cloud services and license support	$4,016	$4,080	$4,166	$4,390	$16,651	$4,471				$4,471
Infrastructure cloud services and license support	4,401	4,518	4,757	4,980	18,656	5,076				5,076
Total cloud services and license support revenues	$8,417	$8,598	$8,923	$9,370	$35,307	$9,547				$9,547
AS REPORTED REVENUE GROWTH RATES
Applications cloud services and license support	32%	30%	31%	36%	32%	11%				11%
Infrastructure cloud services and license support	2%	3%	7%	14%	6%	15%				15%
Total cloud services and license support revenues	14%	14%	17%	23%	17%	13%				13%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Applications cloud services and license support	37%	35%	33%	37%	35%	11%				11%
Infrastructure cloud services and license support	7%	9%	10%	15%	10%	14%				14%
Total cloud services and license support revenues	20%	20%	20%	25%	21%	12%				12%
GEOGRAPHIC REVENUES
Americas	$7,192	$7,786	$7,671	$8,577	$31,226	$7,841				$7,841
Europe/Middle East/Africa	2,691	2,895	3,067	3,457	12,109	3,005				3,005
Asia Pacific	1,562	1,594	1,660	1,803	6,619	1,607				1,607
Total revenues	$11,445	$12,275	$12,398	$13,837	$49,954	$12,453				$12,453

(1)
The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2023 and 2022 for the fiscal 2024 and fiscal 2023 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q1 FISCAL 2024 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses, income tax effects and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses, income tax effects and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses, income tax effects and net income measures. We incurred expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses consisted of personnel related costs for transitional and certain other employees, certain business combination adjustments including certain adjustments after the measurement period has ended, and certain other operating items, net. Restructuring expenses consisted of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related and other expenses and restructuring expenses may diminish over time with respect to past acquisitions and/or strategic initiatives, we generally will incur certain of these expenses in connection with any future acquisitions and/or strategic initiatives.